CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A (Securities Act File No. 333-40839 and Investment Company Act File No. 811-8505) of our report dated January 31,2001 on our audit of the financial statements and financial highlights of Baron Capital Asset Fund. We also consent to the reference to our firm under the captions "Financial Highlights" and "Custodian, Independent Accountant and Counsel".



/s/ PricewaterhouseCoopers, LLP
-------------------------------
    PricewaterhouseCoopers, LLP




New York, NY
April 17, 2001